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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the inclusion in this Annual Report on Form 10-K of Columbia Bancorp for the year ended December 31, 2003, and to the incorporation by reference in Registration Statement number 333-79229 of Columbia Bancorp on Form S-8, of our report dated January 9, 2004.

/s/ Moss Adams LLP

Portland, Oregon
March 1, 2004